MONROE BANK & TRUST

# Earnings Presentation
# 1st Quarter 2018

**APRIL 27, 2018**

*Financials as of March 31, 2018*

# Forward-Looking Statements

## CAUTIONARY STATEMENTS

This presentation contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as "may," "could," "should," "will," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "is confident that," and similar expressions that are intended to identify these forward-looking statements. These forward-looking statements involve risk and uncertainty and a variety of factors, which are in many instances beyond our control and could case our actual results and experiences to differ materially from the anticipated results or other expectations expressed in these forward-looking statements. We assume no obligation to update or revise forward-looking statements.


MONROE BANK & TRUST
MONROE BANK & TRUST

# Agenda

- Financial Highlights
- Performance Metrics & Financial Overview
- Loan & Economic Trends
- Closing Comments

MBT

MONROE BANK & TRUST

# Financial Highlights

QUARTERLY EARNINGS

# Financial Highlights

- Earnings for Q1 2018 reflect a gain of $722,000 compared to Q1 2017, which reflected net income of $3,180,000.
  - Core pre-tax earnings* increased by 6.5% compared to Q1 2017 due to the net of the effect of the reversals in the Provision in Loan losses and Securities gain.
  - Bulk of earnings improvement is the result of increased NII and lower tax rate.
- NII for the quarter improved by 9.8% compared to Q1 2017.
  - Q4 2017 to Q1 2018 was up 1.6%.
- NIM was at 3.52% for Q1 2018, up significantly from 3.21% in Q1 2017.
- Total non-performing assets declined by $1.8M from the previous quarter, and $3.8 million from a year ago.
- Allowance for loan losses remains healthy, 1.09% of loans outstanding.

*Net of the effect of the reversals in the provision for loan losses, ORE losses and securities gains.

MBT

MONROE BANK & TRUST

# Performance Metrics & Financial Overview

–

QUARTERLY EARNINGS

# Net Interest Income – Q1 2018


Net Interest Income ($000)
$9,290
$9,244
$9,515
$9,574
$9,595
$9,864
$10,231
$10,373
$10,536
2016Q1
2016Q2
2016Q3
2016Q4
2017Q1
2017Q2
2017Q3
2017Q4
2018Q1


Net Interest Margin
3.60%
3.50%
3.40%
3.30%
3.20%
3.10%
3.00%
2.90%
2016Q1
2016Q2
2016Q3
2016Q4
2017Q1
2017Q2
2017Q3
2017Q4
2018Q1

- NII for Q1 2018 increased $941,000, or 9.8% from Q1 2017.
- Yield on earning assets increased 32bps to 3.63%. Loan portfolio yield increased from 4.55% to 4.72%. Investment portfolio yield increased from 1.90% to 2.14%.
- On a linked quarter basis, the cost of interest bearing liabilities remained unchanged at 19bps.
- Quarterly NII is expected to average approximately $11M for this year.

# Loan Loss Expense – Q1 2018



Loan Loss Expense ($000)
$50
$0
-$50
-$100
-$150
-$200
-$250
-$300
-$350
-$400
$12
-$331
-$319
Charge-Offs
Recoveries
Net Losses

- Loan Loss Provision increased $100,000 versus Q1 2017, as a negative expense of $100,000 was recorded in Q1 2018 compared to a negative expense of $200,000 in Q1 2017.
- Allowance for loan loss increased to $7.9M, 1.09%.
- Due to anticipated loan growth, a small provision expense may be required each quarter in 2018.

# Fee Income – Q1 2018

## Fee Income


Other
33%
Weath
Mgt
31%
Service
Charges
25%
BOLI
9%
Loan
Fees
2%

## Fee Income Trends ($000)


$5,000
$4,000
$3,000
$2,000
$1,000
$0
2016Q4
2017Q1
2017Q2
2017Q3
2017Q4
2018Q1
Weath Mgt
Service Charges
BOLI
Loan Fees
Other

- Non-Interest Income* increased $22,000 compared to Q1 2017.
  - Wealth Management income increased $57,000 or 5.1%.
  - Gains on Securities transactions decreased $111,000 due to net losses of $101,000 in Q1 2018.
- Total Non-Interest Income for 2018 should average nearly $4M per quarter.

*ex. Gains and losses on Securities and ORE transactions.

# Expenses – Q1 2018

## Expense Trends ($000)


$15,000
$10,000
$5,000
$0
2016Q4
2017Q1
2017Q2
2017Q3
2017Q4
2018Q1
Non-Interest Expense
Salary & Benefits

## Efficiency Ratio


80%
70%
60%
50%
2016Q1
2016Q2
2016Q3
2016Q4
2017Q1
2017Q2
2017Q3
2017Q4
2018Q1

- Non-Interest Expense increased $730,000 or 8.1% compared to Q1 2017. This includes $279,000 in non-recurring items.
- Salary & Benefits increased $528,000 (9.7%) due to higher salary, stock based compensation, incentive compensation accrual, 401k contribution, health insurance and payroll tax expenses.
- We expect total non-interest expense to be around $9.5M per quarter for the remainder of 2018.
- Q1 2018 tax expense of $726,000 reflects an effective tax rate of 15.7%.
- Our Statutory Rate is 21% in 2018, and we expect our effective rate to be approximately 18% of our pre-tax operating income for the rest of 2018.

MBT

MONROE BANK & TRUST

# Loan & Economic Trends

QUARTERLY EARNINGS

# Economic & Lending Trends

- Average loan totals quarter over quarter increased by $12.3MM or 1.8%.
- For the past 12 months, the increase totaled $49.3MM or 7.5%.
- Period end loan balance increased by $27MM, or 3.9%.
- Over past 12 months, unfunded commitments increased from $85MM to $126MM.


MONROE
BANK &
TRUST

# Commercial Loan Pipeline & Loan Portfolio Trends

## Commercial Loan Pipeline* ($ millions)


$99.6
$38.4
Jun 14
Sept 14
Dec 14
Mar 15
Jun 15
Sept 15
Dec 15
Mar 16
Jun 16
Sept 16
Dec 16
Mar 17
Jun 17
Sept 17
Dec 17
Mar 18

## Loan Portfolio ($ thousands)


$722,640
$618,723
Mar 15
Jun 15
Sept 15
Dec 15
Mar 16
Jun 16
Sept 16
Dec 16
Mar 17
Jun 17
Sept 17
Dec 17
Mar 18

- The commercial loan pipeline averaged $82MM in 2017 and has averaged $100MM to date in 2018.
- Average loan balances are expected to increase further in Q2 2018.

# Credit Quality Trends



Total Delinquency
2.49%
0.50%
Dec 13
Mar 14
Jun 14
Sept 14
Dec 14
Mar 15
Jun 15
Sept 15
Dec 15
Mar 16
Jun 16
Sept 16
Dec 16
Mar 17
Jun 17
Sept 17
Dec17
Mar 18



Adversely Classified Items Coverage Ratio
126.0%
75.5%
40.0%
18.7%
11.0%
6.6%
7.4%
Dec 12
Dec 13
Dec 14
Dec 15
Dec 16
Dec 17
Mar 18

- Bank-wide delinquency total has been at or below 1.0% for 6 consecutive quarters; Q1 2018 ended at 0.5%.
- Although Classified Assets increased by 3.8% for the quarter, they have declined by 35% over the past 12 months.

MONROE BANK & TRUST

# Closing Comments

QUARTERLY EARNINGS



# Closing Comments

—

## KEY RESULTS FOR THE QUARTER

- Continued strength in core earnings for all relevant categories.
- Optimistic for continued loan growth.
- Continue to shift toward higher earning asset mix.
- Board of Directors has approved a quarterly dividend of $.07/share.
  - Payable to shareholders of record as of May 10th, payable on May 17th.
- We are well positioned to take advantage of strategic growth opportunities through acquisitions should they become available in the future.

# Q & A



**H. DOUGLAS CHAFFIN**
President & CEO



**JOHN L. SKIBSKI**
EVP, CFO & RISK MANAGEMENT DIRECTOR



**THOMAS G. MYERS**
EVP, Chief Lending Manager & Sales Director

MBT®

MONROE BANK
& TRUST